EXHIBIT 10.21

                                BTI TELECOM CORP.

                             SHAREHOLDERS AGREEMENT


         THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made as of the 28th day of December 1999, by and among BTI Telecom Corp., a North Carolina corporation (the "Company"), Peter T. Loftin ("Loftin") and Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership, WCAS Information Partners, L.P., a Delaware limited partnership, and BTI Investors LLC, a Delaware limited liability company (collectively, the "Investor," and collectively with Loftin, the "Shareholders").

         WHEREAS, the Investor is acquiring 200,000 shares of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of the Company and warrants (collectively, the "Warrant") to purchase up to an aggregate of 4,500,000 shares of Common Stock, no par value per share, of the Company (the "Warrant Stock"), pursuant to the terms of a Series A Preferred Stock Purchase Agreement dated as of December 10, 1999 among the Company and the Investor (the "Purchase Agreement"); and

         WHEREAS, it is a condition to the obligations of the Investor under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

         NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the Company and the Shareholders hereby agree with each other as follows.

         1. Definition of Shares. As used in this Agreement, "Shares" shall mean and include any equity security or any security convertible or exchangeable into an equity security of the Company now owned or hereafter acquired by any Shareholders. Other terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement or its Related Agreements (as such term is defined in the Purchase Agreement).

         2. Restrictions on Transfers. No Shareholder shall sell, pledge, encumber, assign, transfer or dispose of all or any of his or its Shares except in compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any Shareholder may transfer without the necessity of prior approval all or any of his or its Shares (a) by way of gift to his spouse or to any of his lineal descendants or ancestors, (b) to any trust for the sole benefit of any one or more of such Shareholder, his spouse or his lineal descendants or ancestors; or (c) in a sale, assignment, transfer or other disposition by the Investor to an affiliate or by a Shareholder that is a partnership or limited liability company to a partner or member of such partnership or limited liability company or retired partner or member who retires after the date hereof, or to the estate of any such partner or member or in


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a transfer by any partner or member in accordance with (a) or (b) hereof;
provided, however, that, except as otherwise provided below, it shall be condition to any such transfer enumerated in items (a) through (c) above that any such transferee shall agree in writing with the Company and the Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement in the same manner and to the same extent as the transferor. Notwithstanding anything herein to the contrary, the proviso contained in the immediately preceding sentence shall not be applied to any transfer by Investor of its Shares to any partner of Investor pursuant to a distribution in respect of the partnership interests in Investor in connection with which Investor determines not to require such partners to have agreed in writing to be bound by the terms of this Agreement or to be entitled to the benefit hereof. In addition to the transfers described in the previous sentence, Loftin shall be entitled to cause the Company to redeem $65,000,000 of Common Stock at the per share price of $8.55 pursuant to the Stock Repurchase Agreement attached as Exhibit G to the Purchase Agreement. If Loftin transfers any Shares pursuant to Section 4(d) subsequent to a Qualified Public Offering, the transferees in any such transfer shall not be bound by or entitled to the benefits of the terms of this Agreement.

                  Notwithstanding anything herein to the contrary, each transfer of Shares must be made in compliance with the 1933 Act and any applicable state and foreign securities laws. Any attempt to transfer any Shares not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's transfer records to such transfer. No Shareholder shall enter into any agreement or arrangement of any kind with any person or entity with respect to its Shares inconsistent with the provisions of this Agreement, including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of its or his Shares.

         3. Notice of Proposed Transfers. Loftin and the holder of each certificate representing Registrable Securities (as defined in Section 1.1 of the Investor Rights Agreement, dated as of the date hereof, by and among the Company and the Investor) agrees to comply in all respects with the provisions of this Section. Prior to any proposed sale, assignment, transfer or pledge of any Registrable Securities, or of any of Loftin's Common Stock, unless (i) the transfer is made to a person or entity described in the second sentence of
Section 2 hereof or the transfer is made to the Company, (ii) a registration statement under the 1933 Act will cover the proposed transfer, (iii) such sale is made pursuant to Rule 144, the holder thereof shall give written notice to the Company of the holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and if requested by the Company, shall be accompanied at such holder's expense by a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Registrable Securities or Loftin's Common Stock may be effected without registration under the 1933 Act. Each certificate evidencing the Registrable Securities or Loftin's Common Stock transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 or a public offering, the appropriate restrictive legends set forth in Section 10 below, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and


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the Company such legend is not required in order to establish compliance with any provisions of the 1933 Act.

         4. Prohibited Transfers. Notwithstanding anything herein to the contrary:

                  (a) The Investor shall not, prior to the date which is two (2) years after the date hereof, sell, pledge, encumber, assign, transfer or dispose of all or any of its Shares except in the event of (i) a liquidation, dissolution or winding up of the Company, either voluntary or involuntary, (ii) a transfer permitted pursuant to the second sentence of Section 2 or (iii) the sale, transfer or other disposition of all the stock or all or substantially all the assets of the Company to, or a merger or consolidation or other similar business combination with or into, an entity that is not controlled, directly or indirectly, by the shareholders of the Company. For purposes of the preceding sentence, "control" shall mean ownership of more than fifty percent of the voting power of an entity.


                  (b) Reserved.

                  (c) The Investor shall not sell, assign or otherwise transfer any of its Series A Preferred Stock to a Competitor or any person or entity that owns greater than twenty-five percent (25%) of the outstanding shares (calculated on a fully-diluted basis) of a Competitor and that actually designates at least that number of members of the Board of Directors of such Competitor that is proportional to its equity interest in such Competitor. For purposes of the preceding sentence, a person or entity shall be deemed a "Competitor" if it is engaged in providing integrated communications services to small and medium sized businesses and, at the time of the proposed sale, assignment or transfer, directly competes with the Company in the Company's markets.

                  (d) Neither Peter Loftin nor his transferees described in the second sentence of Section 2, shall sell, pledge, encumber, assign, transfer or otherwise dispose of more than five percent (5%) of the Common Stock of the Company owned by them as of the date hereof in any twelve (12) month period, except for a transfer of shares described in the second or fourth sentences of
Section 2; provided, that, no such transfer by Loftin to the Company shall be permitted pursuant to this Section 4(d) without the written consent of the Investor.

                  (e) The restrictions placed on the Investor in subsections (a)
- (c) of this Section 4 shall not apply to transfers from the Investor to its limited partners or affiliates.

         5. Election of Directors. At each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall, vote (whether by written consent or otherwise) for directors of the Company, then, and in each event, the Shareholders shall vote all Shares owned by them for the election of a Board of Directors consisting of not more than ten directors, designated as follows:


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                  (a) so long as Investor and its transferees described in the second sentence of Section 2 beneficially own at least 11,700,000 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like) shares of Common Stock (calculated after giving effect to the conversion of the Series A Preferred Stock and, commencing at such time as the Warrant becomes exercisable, the exercise or exchange of the Warrant ("Fully-Diluted Basis"))
(A) two directors shall be designated by Investor, (B) one observer (who shall be entitled to attend each meeting of the Board of Directors but shall not be entitled to vote or otherwise exercise any right or authority granted to the members of the Board of Directors) shall be designated by Investor, and (C) the remaining directors shall be designated by the holders of a majority of the outstanding shares of Common Stock;

                  (b) so long as Investor and its transferees described in the second sentence of Section 2 beneficially own at least 6,000,000, (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like), but less than 11,700,000, (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like), shares of Common Stock (calculated on a Fully-Diluted Basis) (A) one director shall be designated by the Investor, (B) one observer (who shall be entitled to attend each meeting of the Board of Directors but shall not be entitled to vote, or otherwise exercise any right or authority granted to the members of the Board of Directors) shall be designated by the Investor, and (C) the remaining directors shall be designated by the holders of a majority of the outstanding shares of Common Stock; and

                  (c) so long as Investor and its transferees described in the second sentence of Section 2 beneficially own in the aggregate less than 6,000,000, (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like), shares of Common Stock (calculated on a Fully-Diluted Basis) all directors shall be designated in the manner set forth in the Company's bylaws.

         No party hereto shall vote to remove any member of the Board of Directors designated in accordance with the aforesaid procedure unless the persons or groups so designating such director specified above so vote, and if such persons or groups so vote then the non-designating party or parties shall likewise so vote. Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person nominated by the party which originally nominated such person under this Section 5 shall be filled by another person designated in a manner so as to preserve the constituency of the Board of Directors as provided above. The Company shall use its best efforts to implement the provisions of this Section 5 and shall take such actions as may be necessary in furtherance of the foregoing.

         6. Committees and Subsidiary Boards. The Board of Directors of each subsidiary of the Company at all times shall reflect the proportional representation of the Board of Directors of the Company described in Section 5. The Company shall vote its shares of stock of each subsidiary, and each Shareholder shall take all other actions necessary, to ensure that the composition of the Board of Directors of such subsidiary is as set forth above. For so long as the Investor is entitled to designate any directors pursuant to
Section 5, the Investor shall


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have the right to designate at least one member of each committee of the Board of Directors of the Company and the Board of Directors of each of its subsidiaries.

         7. Restriction on Corporate Action. In addition to any action which is required by law or the Company's Amended and Restated Articles of Incorporation:

                  (a) prior to a Qualified Public Offering (as defined in the Company's Amended and Restated Articles of Incorporation), the written approval of the holders of a majority of the outstanding shares of Series A Preferred Stock shall be required in order for the Company to, or permit any of its subsidiaries to:

                           (i) sell, transfer or otherwise dispose of assets of the Company, or any of its subsidiaries, purchase the equity or assets of another entity, or enter into a joint venture in a transaction in which the Fair Market Value of the consideration for such assets is greater than $25,000,000;

                           (ii) make any material change in any year to the annual operating and capital expenditure plan for the Company or any of its subsidiaries presented to the Board of Directors or the board of directors of any of the Company's subsidiaries for such year;

                           (iii) make any material change to the Company's 1997 Stock Option Plan or adopt or make any material change to a new stock option plan, stock purchase plan or other equity or equity-based incentive compensation plan or arrangement; and

                           (iv) hire a new chief executive officer or chief
operating officer.

                  (b) after a Qualified Public Offering, the Company shall not, and shall not permit any of its subsidiaries to:

                           (i) unless approved by a majority of the members of the Board of Directors, sell, transfer or otherwise dispose of assets of the Company or any of its subsidiaries, purchase the equity or assets of another entity, or enter into a joint venture, in a transaction in which the Fair Market Value of the consideration for such assets is greater than $25,000,000;

                           (ii) unless approved by a majority of the members of the Board of Directors, make any material change in any year to the annual operating and capital expenditure plan for the Company or any of its subsidiaries presented to the Board of Directors or the board of directors of any of the Company's subsidiaries for such year;

                           (iii) unless approved by a majority of the members of the Board of Directors who are not also officers of the Company, make any material change to the Company's 1997 Stock Option Plan or adopt or make any material changes to a new


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         stock option plan, stock purchase plan or other equity or equity-based incentive compensation plan or arrangement;

                           (iv) unless approved by a majority of the members of
the Board of Directors who are not also officers of the Company, hire a new chief executive officer or chief operating officer.

                  (c) Without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, during the period that ends upon the later of (i) the date which is three years after the date hereof or (ii) the date which is 270 days after the consummation of a Qualified Public Offering (such period, the "Private Sale Restricted Period") the Company shall not sell any equity securities or securities convertible or exchangeable into an equity security of the Company (an "Equity Security") to an entity (or group of related entities) in a transaction other than a registered public offering whereby as a result of such transaction the purchasing entity or entities beneficially owns a number of Equity Securities in excess of the number of Shares beneficially owned by the Shareholders (a "Qualifying Private Equity Sale"). During the two year period starting the day after the end of the Private Sale Restricted Period, the Company shall not consummate a Qualifying Private Equity Sale unless the purchaser or purchasers in such transaction becomes a party to this Agreement.


         8. Term. This Agreement shall terminate upon the first date on which Investor and its transferees described in the second sentence of Section 2 beneficially own less than 6,000,000, (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like), shares of Common Stock (calculated on a Fully-Diluted Basis); provided that Section 5 hereof shall terminate, if earlier, on the date on which such Section is required to terminate under applicable law. Within 30 days prior to the date such Section 5 would otherwise terminate as a result of the proviso to the previous sentence, the parties shall extend the term of such Section 5 for the maximum period permitted by applicable law.

         9. Specific Enforcement. Each party hereto expressly agrees that the other parties hereto may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms or covenants of this Agreement by any party hereto, the other parties hereto shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

         10. Legend. Each certificate evidencing any of the Shares now owned or hereafter acquired by the Shareholders shall bear a legend substantially as follows, in addition to any other legends required by law, and each Shareholder shall surrender to the Company the certificate(s) representing the Shares for purposes of placement of the following legends:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE

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                  SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR
                  INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

                  ANY SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF, OR THE VOTING OF, THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND SUBJECT TO, THE TERMS AND PROVISIONS OF A SHAREHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME. A COPY OF SAID AGREEMENT IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

Each Shareholder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Series A Preferred Stock, the Conversion Shares, the Common Stock, the Warrant, the Warrant Stock and any securities issued with respect to any of the foregoing in order to implement the restrictions on transfer established in this Agreement. Such legends shall be removed by the Company from any certificate at such time as the Shares represented by such certificate cease to be subject to the restrictions described in such legends.

         11. Notices. All notices and other communications between the parties hereto shall be delivered in the manner set forth in the Investor Rights Agreement.

         12. Entire Agreement. This Agreement, along with the Articles of Incorporation, the Investor Rights Agreement, the Series A Purchase Agreement, the Warrant, and the Redemption Agreement, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supercedes all prior agreements and understanding between them or any of them as to such subject matter.

         13. Amendment. Neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto. Each of the Shareholders represents that he or it is not a party to any other agreement which would prevent him or it from performing his or its obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.


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         14. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of North Carolina and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State without regard to the conflicts of laws provisions thereof.

         15. Severability. Any invalidity, illegality or limitation of the enforceability with respect to any party of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such person's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of the remainder of this Agreement with respect to such party or the validity, legality or enforceability of this Agreement with respect to any other party. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         16. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, that (i) the Company may not assign its obligations under this Agreement and (ii) the Investor may not assign its rights under Sections 5, 6 or 7 to any person other than a person described in the second sentence of Section 2.

         17. Recapitalization, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

         18. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with, or grant rights superior to the rights granted to the Shareholders pursuant to, this Agreement.

         19. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

         20. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.


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         21. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.







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         IN WITNESS WHEREOF, the parties have caused this Shareholders Agreement to be duly executed as of the date first above written.


COMPANY:                        BTI TELECOM CORP.

                                By: /s/ Peter T. Loftin
                                    _______________________________
                                Name: Peter T. Loftin
                                Title: Chief Executive Officer


LOFTIN:                         /s/ Peter T. Loftin
                                ___________________________________
                                Peter T. Loftin


INVESTOR:                       WELSH, CARSON, ANDERSON
                                   & STOWE VIII, L.P.

                                By:  WCAS VIII Associates LLC,
                                         General Partner

                                By: /s/ Jonathan Rather
                                    _______________________________
                                Name: Jonathan M. Rather
                                Title: Member


                                WCAS INFORMATION PARTNERS, L.P.

                                By:  WCAS Info Partners,
                                         General Partner

                                By: /s/ Jonathan Rather
                                    _______________________________
                                Name: Jonathan M. Rather
                                Title: Attorney-in-fact


                                BTI INVESTORS LLC


                                By: /s/ Jonathan Rather
                                    _______________________________
                                Name: Jonathan M. Rather
                                Title: Authorized Person



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